Form N-SAR

Sub Item 77E
Legal Proceedings
2-34393, 811-1879

     Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Annual Reports to Shareholders, filed on Form N-CSR on December 26, 2007, accession number 0001104659-07-090856 (File No. 2-34393).